Exhibit 10.2

AMENDMENT NO. 1 TO

AMENDED AND RESTATED ADVISORY AGREEMENT (2020)

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED ADVISORY AGREEMENT (2020) (this “Amendment”), dated and effective as of July 15, 2020, is entered into by and among Black Creek Industrial REIT IV Inc., a Maryland corporation (the “Corporation”), BCI IV Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and BCI IV Advisors LLC, a Delaware limited liability company (the “Advisor”). The Corporation, the Operating Partnership and the Advisor are collectively referred to in this Amendment as the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Advisory Agreement (as defined below).

WHEREAS, the Parties entered into that certain Amended and Restated Advisory Agreement (2020) (the “Advisory Agreement”), dated as of June 12, 2020, pursuant to which the Advisor agreed to provide certain services to the Company; and

WHEREAS, the Parties desire to enter into this Amendment to provide that the Advisor shall receive a fee for rendering services related to the development, construction, improvement or stabilization of certain Real Property or overseeing the provision of these services by third parties.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.Sections 9 (b) – (f) are hereby renumbered to be Sections 9 (c) – (g) and new Section 9(b) of the Advisory Agreement is hereby included:

(b) Development Fee. The Advisor shall receive a Development Fee (defined below) with respect to each Real Property for which the Advisor provides Development Services (defined below) or Development Oversight Services (defined below), either in connection with the acquisition of such Real Property (including, without limitation, forward commitment acquisitions), the stabilization of such Real Property (including, without limitation, development or value add transactions), or both (any of the foregoing being “Development Real Properties”). In connection with providing services related to the development, construction, improvement or stabilization, including tenant improvements, of Development Real Properties (collectively, “Development Services”) or overseeing the provision of these services by third parties on behalf of the Corporation (“Development Oversight Services”), the fee (the “Development Fee”) will be an amount that will equal up to 4.0% of Total Project Cost of such Development Real Property (or the Corporation’s proportional interest therein with respect to Real Property held in Joint Ventures or other entities that are co-owned). If the Advisor engages a third party to provide Development Services directly to the Corporation,  the third party shall be compensated directly by the Corporation, and the Advisor shall receive the Development Fee if it provides the Development Oversight Services. The total of all Development Fees and Acquisition Expenses paid by the Corporation with respect to any Real Property shall not exceed 6%

of the Contract Purchase Price or the Total Project Cost (as applicable) of such Real Property unless Development Fees in excess of such amount are approved by a majority of the Board of Directors, including a majority of the Independent Directors.

2.This Amendment constitutes an amendment to the Advisory Agreement. Except as set forth in this Amendment, all of the provisions of the Advisory Agreement shall continue in full force and effect in accordance with their terms. In the event of any conflict between the provisions of the Advisory Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

3.This Amendment (a) shall be binding upon the Parties and their respective successors and assigns; (b) may be executed in several counterparts, each of which counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (c) together with the Advisory Agreement, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

BLACK CREEK INDUSTRIAL REIT IV INC.

By:	/s/ Jeff Taylor
Name:	Jeffrey Taylor
Title:	Managing Director, Co-President

BCI IV OPERATING PARTNERSHIP LP

By: Black Creek Industrial REIT IV Inc., its Sole General Partner

By:	/s/ Jeff Taylor
Name:	Jeffrey Taylor
Title:	Managing Director, Co-President

BCI IV ADVISORS LLC

By: BCI IV Advisors Group LLC, its Sole Member

By:	/s/ Evan H. Zucker
Name:	Evan H. Zucker
Title:	Manager